EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Lowe's Companies, Inc. on Form S-3 of our report dated February 20, 1996 (March 4, 1996 as to the fourth paragraph of note 14) appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended January 31, 1996 and to the references to us under the heading "Experts" in the Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Charlotte, North Carolina

October 16, 1996